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                                                                     EXHIBIT 5.1

                          [KING & SPALDING LETTERHEAD]


                                   May 1, 2001

The Coca-Cola Company
One Coca-Cola Plaza
Atlanta, Georgia  30313

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel for The Coca-Cola Company, a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on May 1, 2001 (the "Registration Statement"), under the Securities Act of 1933 (as amended, the "Act"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the Act, of up to 120,000 shares of the Company's common stock, par value $.25 per share, to be issued upon the exercise of options issued as part of the settlement of a class action lawsuit, all as described in the Registration Statement (such shares being referred to herein as the "Shares").

         In connection with this opinion, we have examined and relied upon the accuracy of original, certified, conformed, photographic or facsimile copies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinions set forth below. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed, photographic or facsimile copies and, as to certificates of public officials and officers of the Company, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied upon statements and representations of representatives of the Company and of public officials.

         The opinions expressed herein are limited in all respects to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon the foregoing, we are of the opinion that:

         (i) The Company is a corporation validly existing and, based solely upon a certificate of the Secretary of State of the State of Delaware, in good standing under the laws of the State of Delaware;

         (ii)     The Shares are duly authorized; and

         (iii) When issued in the manner described in the Registration Statement against payment therefor, such Shares will be validly issued, fully paid and nonassessable.

         This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This opinion is being rendered solely for the benefit of the Company in connection


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with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement, and further consent to the use of our name under the heading "Legal Matters" in the Prospectus that is included in the Registration Statement.

                                               Very truly yours,


                                               /s/  KING & SPALDING